UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

May 9, 2023

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, The Gap, Inc. (the "Company") held its 2023 annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan (as amended and restated, the “Amended LTIP”), primarily in order to increase the number of shares authorized for issuance thereunder by 25 million shares. A summary of the Amended LTIP is set forth under “Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan” in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 29, 2023. Such summary and the foregoing description of the Amended LTIP do not purport to be complete and are qualified in their entirety by reference to the Amended LTIP, a copy of which is attached as Annex A to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

    As of March 21, 2023, the record date for the Annual Meeting, there were a total of 367,828,660 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 340,475,348 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

    The shareholders of the Company voted on the following items at the Annual Meeting:

1.Election of the directors nominated by the Board of Directors of the Company.

Nominee	For	Against	Abstain	Broker Non-Votes
Richard Dickson	317,591,239	963,027	231,115	21,689,967
Elisabeth B. Donohue	317,064,896	1,487,001	233,484	21,689,967
Robert J. Fisher	279,663,446	38,999,087	122,848	21,689,967
William S. Fisher	317,575,710	1,073,202	136,469	21,689,967
Tracy Gardner	316,842,621	1,760,510	182,250	21,689,967
Kathryn Hall	317,204,203	1,417,222	163,956	21,689,967
Bob L. Martin	312,812,251	5,071,982	901,148	21,689,967
Amy Miles	313,332,144	5,284,917	168,320	21,689,967
Chris O’Neill	317,143,869	1,474,733	166,779	21,689,967
Mayo A. Shattuck III	310,543,327	8,046,258	195,796	21,689,967
Tariq Shaukat	307,789,150	10,770,400	225,831	21,689,967
Salaam Coleman Smith	317,105,866	1,508,291	171,224	21,689,967

Based on the votes set forth above, the director nominees were duly elected.

2.Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on February 3, 2024.

For	Against	Abstain
336,191,066	4,086,630	197,652

Based on the votes set forth above, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on February 3, 2024 was duly ratified.

3.Approval, on an advisory basis, of the overall compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
305,923,899	12,648,078	213,404	21,689,967

Based on the votes set forth above, the overall compensation of the Company’s named executive officers was approved on an advisory basis.

4.Approval, on an advisory basis, of the frequency of the advisory vote on the overall compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
312,882,365	163,303	5,416,479	323,234	21,689,967

Based on the votes set forth above, the shareholders recommended holding an advisory vote on the overall compensation of the Company’s named executive officers every year.

In accordance with the shareholders' recommendation, the Company has determined that an advisory vote on the overall compensation of the Company's named executive officers will be conducted every year, until the next shareholder advisory vote on the frequency of the advisory vote on the overall compensation of the Company's named executive officers.

5.Approval of the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
264,394,940	54,096,432	294,009	21,689,967

Based on the votes set forth above, the amendment and restatement of The Gap, Inc. 2016 Long-Term Incentive Plan was approved.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated 2016 Long-Term Incentive Plan (effective May 9, 2023) (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 29, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: May 12, 2023	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Chief Legal and Compliance Officer